Exhibit 10.65

Thirteenth Amendment to Aon Pension Plan

As Amended and Restated Effective January 1, 2002

WHEREAS, the Aon Pension Plan (the “Plan”) is currently set out in the 2002 Restatement of the Aon Pension Plan, which was generally effective as of January 1, 2002 (the “Restatement”).

WHEREAS, Aon Corporation desires to amend the Plan pursuant to the authority to do so under Section 9.02 of the Plan.

NOW, THEREFORE, the Plan, as set out in the Restatement and as amended from time to time, is further amended as follows, effective as of January 1, 2008, unless otherwise specified below:

1.  Section 13.05.  Section 13.05 shall be revised to read as follows:

“13.05    Maximum Annual Benefit

The annual benefits payable to a Participant under this Plan and any other qualified defined benefit plan adopted by the Employer shall in no event exceed the lesser of (i) $185,000 as adjusted, effective January 1 of each year, under IRC Section 415(d) in such manner as the Secretary of the Treasury shall prescribe (the ‘Dollar Limitation’), or (ii) one hundred percent (100%) of the Participant’s average Compensation during the three consecutive calendar years of employment with the Employer in which his Compensation is the highest (the ‘Percentage Limitation’).  The following rules shall be effective in applying the provisions of this Section:

(a)           In compliance with the Treasury Regulations under IRC Section 415, the Percentage Limitation for a Participant who has been employed for fewer than three (3) twelve month periods (or, 36 whole months), shall be determined with reference to the Participant’s actual number of consecutive twelve month periods (including fractions of years, but not less than one year).  The Participant’s Percentage Limitation will be computed by dividing the Participant’s longest consecutive period of employment by the number of years in that period (including fractions of years, but not less than one year).  In the case of a Participant who is rehired by the Employer after a severance from employment, the Participant’s Percentage Limitation shall be calculated by excluding all calendar years for which the Participant performs no service for and receives no  Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive.

(b)           (i)                                     If the annual benefit is payable in a form other than as a straight life annuity, an adjustment shall be made to the maximum permissible annual benefit, in accordance with regulations prescribed by the Secretary of the Treasury or his delegates so that it is equivalent to the maximum annual benefit payable as a straight life annuity.  In determining the maximum annual benefit payable any ancillary benefit which is not directly related to retirement income benefits shall not be taken into account, and that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity under Section 7.03 shall not be taken into account.

(ii)           Notwithstanding Subsection (b)(i), or the provisions of Section 14.10, for Annuity Starting Dates occurring after December 31, 2007, such converted amount shall be the greater of (A) the annual amount of the straight life annuity payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant’s form of benefit; and (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption.  Notwithstanding the preceding sentence, if the optional form of benefit is subject to IRC Section 417(e)(3), then the interest rate assumption to determine actuarial equivalence shall be the greater of (A) 5.5%, (B) the rate that would provide a benefit of not more than 105% of the benefit that would be provided if the applicable interest rate set forth in IRC Section 417(e)(3)(C) were applied, or (C) the interest rate assumption used in the Plan to determine the form of payment being made.

(iii)          For purposes of Subsection (b)(ii), no actuarial adjustment to the Plan benefit shall be made for: (A) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (B) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); (C) the value of cost-of-living increases made in accordance with the regulations; or (D) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to IRC Section 417(e)(3) and would otherwise satisfy the limitation of this Section, and the Plan provides that the amount payable under the form of benefit in any limitation year shall not exceed the limits of this Section 13.05 applicable at the Annuity Starting Date, as increased in subsequent years pursuant to IRC Section 415(d).  For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

(c)           (i)            If the retirement income benefit begins before the Social Security Retirement Age (for years beginning January 1, 2002 and thereafter, age 62) the determination as to whether the Dollar Limitation has been satisfied shall be made in accordance with regulations prescribed by the Secretary of the Treasury or his delegate, by reducing the limitation so that such limitation (as so reduced) equals an annual benefit (beginning when such retirement income benefit begins) which is equivalent to a Dollar Limitation annual benefit beginning at the Social Security Retirement Age (for years beginning January 1, 2002 and thereafter, age 62).  For years before January 1, 2002, the reduction shall be made in such manner (as prescribed by the Secretary of the Treasury or his delegate) as is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act.

(ii)           Notwithstanding Subsection (c)(i) or the provisions of Section 14.10, for Annuity Starting Dates occurring after December 31, 2007, the Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the Dollar Limitation computed using a five percent (5%) interest rate and the applicable mortality table and (ii) the Dollar Limitation (adjusted under Subsection (h), for years of participation less than 10, if applicable) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan to the annual amount of the straight life annuity under the Plan commencing at age 62, with both annual amounts determined without applying the rules of IRC Section 415.

(d)           (i)            If the retirement income benefit begins after the Social Security Retirement Age (for years beginning January 1, 2002 and thereafter, age 65), the determination as to whether the dollar limitation referred to in the first sentence of this Section has been satisfied shall be made in accordance with regulations prescribed by the Secretary of the Treasury or his delegate, by increasing the limitation so that such limitation (as so increased) equals an annual benefit (beginning when such retirement income benefit begins) which is equivalent to a Dollar Limitation annual benefit beginning at the Social Security Retirement Age (for years beginning January 1, 2002 and thereafter, age 65).

(ii)           Notwithstanding Subsection (d)(i) or the provisions of Section 14.10, for Annuity Starting Dates occurring after December 31, 2007, the actuarial equivalent of the Dollar Limitation applicable at an age after age 65 is determined as the lesser of (i) the Actuarial

Equivalent (at such age) of the Dollar Limitation computed using a five percent (5%) interest rate assumption and the applicable mortality table and (ii) the Dollar Limitation (as adjusted under Subsection (h) for years of participation less than 10, if applicable) multiplied by the ratio of the annual amount of the ‘adjusted immediately commencing straight life annuity’ under the Plan, to the ‘adjusted age 65 straight life annuity.’  For the purposes of this Subsection (d)(ii):

(A)          ‘adjusted immediately commencing straight life annuity’ shall mean the annual amount of the immediately commencing straight life annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are applied to offset accruals.  For this purpose, the annual amount of the immediately commencing straight life annuity is determined without applying the rules of IRC Section 415; and

(B)          ‘adjusted age 65 straight life annuity’ shall mean the annual amount of the straight life annuity that would be payable under the Plan to a hypothetical Participant who is 65 years old and has the same accrued benefit (with no actuarial increases for commencement after age 65) as the Participant receiving the distribution (determined disregarding the Participant’s accruals after age 65 and without applying the rules of IRC Section 415).

(e)           Notwithstanding the other requirements of Subsections (c)(ii) and (d)(ii), no adjustments shall be made to the Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, if applicable, if benefits are not forfeited upon the death of a Participant prior to the Annuity Starting Date.  To the extent that benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made.  For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in IRC Section 417(c), upon the Participant’s death.

(f)            For the purpose of adjusting any benefit under Subsection (b)(i) or (c)(i), above, the interest rate assumption shall not be less than the greater of 5% or the rate specified in the Plan.  For purposes of adjusting any benefit under Subsection (d)(i), above, the interest rate assumption shall not be greater than the lesser of 5% or the rate specified in the Plan.

(g)           Notwithstanding the preceding provisions, the benefits payable with respect to a Participant shall be deemed not to exceed the limitations of this Section 13.05 if the benefits payable with respect to such Participant under this Plan and all other defined benefit plans maintained by the Employer do not exceed $10,000 for the Plan Year, or for any prior Plan Year, and the Employer has not at any time maintained a defined contribution Plan in which the Participant participated.

(h)           If a benefit is payable to a Participant who has fewer than 10 years of participation in the Plan when the benefit begins, the Dollar Limit shall be multiplied by a fraction known as the ‘participation fraction.’ The numerator of the participation fraction is the Participant’s years of participation in the Plan (or part thereof) and the denominator is 10; provided, however, that the limit under this Subsection (h) shall not be reduced to an amount less than 1/10 of the Dollar Limitation.  For purposes of this Subsection (h), years of participation shall be determined in accordance with Section 1.415(b)-1(g)(1) of the Treasury Regulations.  To the extent provided in regulations, this Subsection (h) shall be applied separately with respect to each change in the benefit structure of the Plan.

(i)            If a benefit is payable to a Participant who has fewer than 10 Years of Service when the benefit begins, the Percentage Limitation and the special limit of Subsection (g) shall be multiplied by a fraction known as the ‘service fraction.’ The numerator of the service fraction is the Participant’s Years of Service and the denominator is 10; provided, however, that the limit under this Subsection (i) shall not be reduced to an amount less than 1/10 of the Percentage  Limitation.

(j)            In the case of an individual who was an active Participant in this Plan before October 3, 1973, his annual benefit need not be less than 100% of his annual rate of compensation on the earlier of October 2, 1973, or the date on which he separated from the service of the Employer; provided, that such annual benefit shall not exceed the benefit which would have been payable under the terms of the plan on October 3, 1973, if his compensation taken into account for any period after such date had not exceeded his annual rate of compensation on such date; and provided further, in the case of a Participant who separated from service prior to October 2, 1973, his annual benefit shall in no event be greater than his vested retirement benefit as of the date he separated from service.

(k)           For purposes of this Subsection, the term ‘Social Security Retirement Age’ means the age used as the retirement age for the Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

(l)            Compensation shall include the following items:

(i)            Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an employer maintaining the Plan to the extent the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under IRC Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)).  These amounts include, but are not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c));

(ii)           Foreign earned income, whether or not excludable from gross income under IRC Section 911, as set forth in Section 1.415(c)-2(g)(5)(i) of the Treasury Regulations;

(iii)          In the case of an individual who is an employee within the meaning of IRC Section 401(c)(1) (and the Regulations thereunder), the Employee’s earned income (as described in IRC Section 401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules under IRC Section 402(e)(3), 402(h)(1)(B), 402(k) or 457(b);

(iv)          Amounts described in IRC Sections 104(a)(3), 105(a), and 105(h), but only to the extent that such amounts are includible in gross income of the Employee;

(v)           Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under IRC Section 217;

(vi)          The value of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in gross income for the taxable year in which granted;

(vii)         The amount includible in the gross income of an Employee upon making an election under IRC Section 83(b);

(viii)        Amounts that are includible in the gross income of an Employee under the rules of IRC Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee;

(ix)          Payments of ‘post-severance compensation’ which, for purposes of this Subsection (l), shall mean payment after severance from employment of regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, provided that such payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer. Post-severance compensation will only be included in remuneration if it is paid by the later of 2½ months after the Employee’s severance from employment with the Employer, or the end of the limitation year that includes the date of the Employee’s severance from employment with the Employer;

(x)           Amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee’s gross income;

(xi)          Payments of ‘leave cashouts’ which, for purposes of this Subsection (l), shall mean payment after severance from employment of unused accrued bona fide sick time, vacation or other leave, provided that such payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.  A leave cashout payment will only be included in total compensation if it is paid by the later of 2½ months after the Employee’s severance from employment with the Employer, or the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer;

(xii)         Payments of ‘nonqualified deferred compensation’ which, for purposes of this Subsection (l), shall mean payment after severance from employment of amounts from a nonqualified unfunded deferred compensation plan, provided that such payment would have been paid to the Employee at the same time had he continued employment with the Employer and only to the extent that the payment is included in the Employee’s gross income.  A nonqualified deferred compensation payment will only be included in total compensation if it is paid by the later of 2½ months after the Employee’s severance from employment with the Employer, or the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer; and

(xiii)        payments to an individual who does not currently perform services for the Employer by reason of qualified military service, as defined in IRC Section 414(u)(l), to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Employer’s employment instead of entering qualified military service.

(m)          Compensation shall not include the following items:

(i)            Contributions (other than elective contributions described in IRC Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in IRC Section 408(k) or a simple retirement account described in IRC Section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed.  In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed;

(ii)           Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421-1(b)), or when restricted stock or other property held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)          Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation Section 1.421-1(b));

(iv)          Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in IRC Section 125); and

(v)           Other items of remuneration that are similar to any of the items listed in items (i) through (iv) above.

(o)           For the purposes of Section 13.05, a Participant’s Compensation for any Plan Year shall not exceed the amount set forth in IRC Section 401(a)(17) (the ‘Code Section 401(a)(17) Compensation Limit’) that applies to that Plan Year.  The Code Section 401(a)(17) Compensation Limit shall be adjusted for cost-of-living increases in accordance with IRC Section 401(a)(17)(B).  The cost-of-living adjustment in effect for the calendar year applies to Compensation for the Plan Year that begins with or within such calendar year.  If a Plan Year is less than 12 consecutive months, then the Code Section 401(a)(17) Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.  If Compensation for any prior Plan Year is used in determining a Participant’s Annual Benefit for the current Plan Year, then the Compensation for such prior Plan Year is subject to the applicable Code Section 401(a)(17) Compensation Limit as in effect for that prior Plan Year.

(p)           The ‘Annual Benefit’ (as defined in Subsection (p)(i) below) otherwise payable to a Participant under the Plan at any time shall not exceed the Maximum Permissible Benefit (as defined in Subsection (p)(iv) below).  If the benefit the Participant would otherwise accrue in a Plan Year would produce an Annual Benefit (as defined below) in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.

(i)            ‘Annual Benefit’ means the benefit that is payable annually in the form of a straight life annuity.  Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Section 13.05.  For a Participant who has or will have distributions commencing at more than one annuity starting date, the Annual Benefit shall be determined as of each such annuity starting date (and shall satisfy the limitations of this Section 13.05 as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other annuity starting dates.  For this purpose, the determination of whether a new starting date has occurred shall be made without regard to Section 1.401(a)-20, Q&A 10(d) of the Treasury Regulations, and with regard to Section 1.415(b)-1(b)(1)(iii)(B) and (C) of the Treasury Regulations.

(ii)           For purposes of determining the Annual Benefit, Subsection (b)(iii) shall apply.

(iii)          The determination of Annual Benefit shall take into account social security supplements described in IRC Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c) of the Treasury Regulations, but shall disregard benefits attributable to Employee contributions or rollover contributions or assets transferred to the Plan from a qualified plan not maintained by the Employer.

(iv)          ‘Maximum Permissible Benefit’ means the lesser of the Percentage Limitation or the Dollar Limitation (both adjusted where required as provided in this Section 13.05).

(v)           If the Participant is, or has ever been, a Participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a predecessor employer, the sum of the Participant’s Annual Benefits from all plans may not exceed the Maximum Permissible Benefit.  Where the Participant’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the Employer shall limit the Participant’s benefit accrual only after the Participant’s benefit accrual has first been reduced according to the terms of each other qualified defined benefit plan.

(vi)          The application of this Subsection (p) shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s Accrued Benefit under all the defined benefit plans of the Employer or a predecessor employer as of the end of the last Plan Year beginning before January 1, 2008 under provisions of the plans that were both adopted and in effect before April 5, 2007.  The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to IRC Section 415 in effect as of the end of the last Limitation Year beginning before January 1, 2008, as described in Section 1.415(a)-1(g)(4) of the Treasury Regulations.

(q)           To the extent applicable, the Plan shall comply with the plan aggregation rules set forth in Section 1.415(f)-1 of the Treasury Regulations.

(r)            For purposes of this Section 13.05, Employer shall include any group of business entities under common control, including but not limited to proprietorships and partnerships, or a controlled group of corporations with the Company within the meaning of IRC Sections 414(b), (c) and (o); provided, the phrase ‘more than 50%’ is substituted for the phrase ‘at least 80%’ each place it appears in IRC Section 1563(a)(1).”

2.  Section 14.10.  Section 14.10 shall be revised by substituting the following as the last sentence of Section 14.10(iv):

“Effective for distributions beginning on or after January 1, 2003, and notwithstanding any other Plan provision to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under IRC Section 415(b)(2)(B), (C) or (D) as forth in Section 13.05 of this Plan and the applicable mortality table used for purposes of satisfying the requirements of IRC Section 417(e) as set forth in Section 14.10 of this Plan is the table prescribed in Revenue Ruling 2001-62; provided, however, for distributions with Annuity Starting Dates on or after December 31, 2007, the applicable mortality table shall be the ‘applicable § 417(e)(3) mortality table’ as described in Revenue Ruling 2007-67 where required.”

3.  Section 14.10.  Section 14.10 shall be revised by adding the following new Subsection 14.10(v):

“(v)         For Plan Years beginning on or after January 1, 2004, and to the extent required by Notice 2004-78, for purposes of adjusting any benefit payable in a form that is subject to the minimum present value requirements of IRC Section 417(e)(3), the interest rate assumptions shall not be less than the greater of the applicable interest rate (as defined in IRC Section 417(e)(3)) or the rate specified in the Plan, except that in the case of Plan Years beginning in 2004 or 2005, 5.5% is used in lieu of the applicable interest rate.  For purposes of this Subsection (v), the transition rule provided in Section 101(b)(4) of the Pension Funding Equity Act of 2004, Pub. L. 108-218, shall apply as provided for in Notice 2004-78.”

4.  Section 17.02.  Subsection 17.02(j) shall be revised to read as follows:

“(j)          Compensation.  The term ‘Compensation’ means compensation as defined in IRC Section 415(c)(3) and, for purposes of computing a Participant’s minimum benefit, as limited by IRC Section 401(a)(17).”

IN WITNESS WHEREOF, Aon Corporation has adopted this Thirteenth Amendment to the 2002 Restatement of the Aon Pension Plan, effective as set forth above on this 15th day of September, 2009.